Exhibit 3.208

[Seal of the State of Nevada]	DEAN HELLER Secretary of State 206 North Carson Street Carson City, Nevada 89701-4299 (775) 684 5708 Website: secretaryofstate.biz

Articles Of Organization Limited-Liability Company (PURSUANT TO NRS 86)	Filed in the office of /s/ Dean Heller	Document Number 20060712990-06
	Dean Heller Secretary of State State of Nevada	Filing Date and Time 11/03/2006 11:53 AM
Entity Number E0806412006-3

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Limited- Liability Company	Corner Investment Company, LLC		Check box if a Series Limited- Liability Company ☐
2. Resident Agent Name and Street Address: (must be a Nevada address where process may be served)	Brian A. Larson Name 2950 Industrial Road Physical Street Address Additional Mailing Address	Las Vegas City City	NEVADA 89109 Zip Code State Zip Code
3. Dissolution Date: (OPTIONAL-see instructions)	Latest date upon which the company is to dissolve (if existence is not perpetual):
4. Management: (check one)	Company shall be managed by	☒ Manager(s) OR ☐ Members
5. Names Addresses, of Manager(s) or Members: (attach additional pages as necessary)	Marianne Boyd Johnson Name 2950 Industrial Road Address William S. Boyd Name 2950 Industrial Road Address Keith E. Smith Name 2950 Industrial Road Address	Las Vegas City Las Vegas City Las Vegas City	NV 89109 State Zip Code NV 89109 State Zip Code NV 89109 State Zip Code
6. Names, Addresses and Signatures of Organizers (if more than one organizer attach additional page)	Christy L. Connor Name 300 S. Fourth St., Ste. 1700 Address	/s/ Christy L. Connor Signature Las Vegas City	NV 89101 State Zip Code
7. Certificate of Acceptance of Appointment of Resident Agent:	I hereby accept appointment as Resident Agent for the above named limited-liability company.

Authorized Signature of R.A. or On Behalf of R.A. Company Date 11/2/06

The following article is added to the Articles of Organization to comply with Regulation 15B.110 of the Nevada Gaming Commission:

The character and general nature of the business to be conducted by the limited-liability company is to operate, manage, and conduct gaming (as approved by the Nevada Gaming Commission) in a gaming casino on or within the premises located at 3595 Las Vegas Blvd South, Las Vegas, 89109.

Notwithstanding anything to the contrary expressed or implied in these articles, the sale, assignment, transfer, pledge or other disposition of any interest in the limited-liability company is ineffective unless approved in advance by the Nevada Gaming Commission. If at any time the Nevada Gaming Commission finds that a member which owns any such interest is unsuitable to hold that interest, the Nevada Gaming Commission shall immediately notify the limited-liability company of that fact. The limited-liability company shall, within 10 days from the date that it receives the notice from the Nevada Gaming Commission, return to the unsuitable member the amount of his capital account as reflected on the books of the limited-liability company. Beginning on the date when the Nevada Gaming Commission serves notice of a determination of unsuitability, pursuant to the preceding sentence, upon the limited-liability company, it is unlawful for the unsuitable member: (a) To receive any share of the distribution of profits or cash or any other property of, or payments upon dissolution of, the limited-liability company, other than a return of capital as required above; (b) To exercise directly or through a trustee or nominee, any voting right conferred by such interest; (c) To participate in the management of the business and affairs of the limited-liability company; or (d) To receive any remuneration in any form from the limited-liability company, for services rendered or otherwise.

Any member that is found unsuitable by the Nevada Gaming Commission shall return all evidence of any ownership in the limited-liability company to the limited-liability company, at which time the limited-liability company shall within 10 days, after the limited-liability company receives notice from the Nevada Gaming Commission, return to the member in cash, the amount of his capital account as reflected on the books of the limited-liability company, and the unsuitable member shall no longer have any direct or indirect interest in the limited-liability company.

[Seal of the State of Nevada]	ROSS MILLER Secretary of State 204 North Carson Street, Ste 1 Carson City, Nevada 89701-4299 (775) 684 5708 Website: secretaryofstate.biz

Amendment to Articles of Organization (PURSUANT TO NRS 86.221)	Filed in the office of /s/ Ross Miller	Document Number 20070138664-97
	Ross Miller Secretary of State State of Nevada	Filing Date and Time 02/27/2007 3:43 PM
Entity Number E0806412006-3

USB BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Organization

For a Nevada Limited-Liability Company

(Pursuant to NRS 86.221)

1.	Name of limited-liability company:

Corner Investment Company, LLC (E0806412006-3)

2.	The company is managed by: ☒ Managers OR ☐ Members

(check only one box)

3.	The articles have been amended as follows (provide articles numbers, if available)*:

Article 4 shall be deleted and replaced with the following: “Company shall be managed by Members.”

4.	Signature (must be signed by at least one manager or by a managing member):

/s/ Jonathan S. Halkyard
Signature Jonathan S. Halkyard, Sr. VP. CPO and Treasurer of Harrah’s Operating Company, Inc., Managing Member

*	1) If amending company name, it must contain the words “Limited-Liability Company,” “Limited Company,” or “Limited,” or the abbreviations “Ltd.,” “L.L.C.,” or “L.C.,” “LLC” or “LC.” The word “Company” may be abbreviated as “Co.”
2) If adding managers, provide names and addresses.

FILING FEE: $175.00

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees

[ILLEGIBLE]